EXHIBIT 3.26

CERTIFICATE OF FORMATION

OF

RTMMC ACQUISITION, LLC

          The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:

          FIRST: The name of the limited liability company (hereinafter called the “Limited Liability Company”) is RTMMC Acquisition, LLC.

          SECOND: The address of the registered office and the name and the address of the registered agent of the Limited Liability Company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808; and its registered agent at such address is Corporation Service Company.

          IN WITNESS WHEREOF, this Certificate has been signed on this 26th day of May, 2005.

/s/ Tambra S. King

Tambra S. King
Authorized Person

STATE OF DELWARE
CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company: RTMMC Acquisition, LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows: The name of the limited liability company is: Arby’s Support Center, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 27th day of October, A.D. 2005.

By:	/s/ Nils H. Okeson

Authorized Person(s)

Name:	Nils H. Okeson, General Counsel

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STATE OF DELWARE
CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company: Arby’s Support Center, LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows: The name of the limited liability company is: Wendy’s/Arby’s Support Center, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 17th day of March, A.D. 2009.

By:	/s/ Nils H. Okeson

Authorized Person(s)

Name:	Nils H. Okeson, SVP and General Counsel

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